Exhibit 10.1

FORM OF
SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of ___________ ___, 2009, by and among SP Acquisition Holdings, Inc., a Delaware corporation (“SPAH”), Frontier Financial Corporation, a Washington corporation (“FFC”), and the undersigned shareholder of FFC (the “Shareholder”).

The Shareholder desires that SPAH and FFC enter into an Agreement and Plan of Merger, dated as of July 30, 2009, between SPAH and FFC (as the same may be amended or supplemented, the “Merger Agreement”).  The Merger Agreement provides for the merger of FFC with and into SPAH (the “Merger”).  The transactions described in the Merger Agreement are subject to the approvals of the shareholders of FFC, the shareholders of SPAH and certain regulatory authorities, as well as to the satisfaction of certain other conditions described in the Merger Agreement.

The Shareholder and FFC are executing this Agreement as an inducement and condition to SPAH entering into, executing and performing the Merger Agreement and the transactions (the “Transactions”) contemplated therein, including, without limitation, the Merger.

NOW, THEREFORE, in consideration of the execution and delivery by SPAH of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Representations and Warranties.  The Shareholder represents and warrants to SPAH as follows:

(a)           The Shareholder is the record and/or beneficial owner of the number of shares, (“Shareholder’s Shares”), of FFC Common Stock set forth below such Shareholder’s name on the signature page hereof.  Except for the Shareholder’s Shares, the Shareholder is not the record or beneficial owner of any shares of FFC Common Stock.

(b)           This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

(c)           None of the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in subsection 1(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject.  Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, arbitral award or holding, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.

(d)           The Shareholder’s Shares and the certificates representing the Shareholder’s Shares, if any, are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, Liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Exhibit A hereto and which will be satisfied and released at Closing.

(e)           Except for FFC’s engagement of Sandler O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc. as FFC’s investment bankers in connection with the Transactions, no broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

(f)           The Shareholder understands and acknowledges that SPAH is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.  The Shareholder acknowledges that the irrevocable proxy set forth in Section 2 of this Agreement is granted in consideration for the execution and delivery of the Merger Agreement by SPAH.

2.           Voting Agreements.  The Shareholder agrees with, and covenants to, SPAH as follows:

(a)           At any meeting of shareholders of FFC called to vote upon the Merger Agreement and/or the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and/or the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Shareholder’s Shares in favor of the Merger Agreement, and the approval of the terms thereof and each of the Transactions, and shall not grant any proxies to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement and the Transactions.  The Shareholder hereby grants SPAH an irrevocable proxy, coupled with an interest, to vote all of the Shareholder’s Shares in favor of the Merger Agreement and the Transactions, and against any competing proposals or other Acquisition Proposal or Acquisition Transaction.

(b)           At any meeting of FFC’s shareholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) any Acquisition Proposal or Acquisition Transaction, including, without limitation, any merger, consolidation or exchange agreement or merger or exchange (other than the Merger Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by FFC, or (ii) any amendment of FFC’s articles of incorporation or bylaws or other proposal or transaction involving FFC, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).

3.           Covenants.  The Shareholder agrees with, and covenants to, SPAH as follows:

(a)           The Shareholder shall not (i) exercise any FFC Rights, (ii) “Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, hypothecation or other disposition or transfer of the Shareholder’s Shares or any interest therein), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, except to SPAH pursuant to the Merger Agreement; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, except to SPAH, (iv) grant any proxy, written consent, power of attorney or other authorization in or with respect to Shareholder’s Shares or the right to vote or provide a written consent or waiver with respect to Shareholders’ Shares, except for this Agreement, or (v) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares; provided that Shareholder may Transfer any of Shareholder’s Shares (a) by will or pursuant to the laws of descent and distribution, or (b) to any family member of Shareholder or charitable institution; provided further, that such transferee shall, prior to such Transfer, become a party to this Agreement subject to its terms and obligations to the same extent as the Shareholder, by executing and delivering to SPAH a counterpart to this Agreement in form and substance satisfactory to SPAH.

(b)           In connection with the Merger, each of Shareholder’s Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for 0.0530 shares of SPAH Common Stock.  The Shareholder hereby waives any rights of appraisal or rights to dissent from the Transactions that such Shareholder may have.

(c)           Except as specifically permitted by Section 8.3 of the Merger Agreement solely in such Shareholder’s capacity, if any, as a director of FFC, the Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal, Acquisition Transaction or Competing Transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, Acquisition Transaction or Competing Transaction, other than the Merger and the other Transactions contemplated by the Merger Agreement and other than any Transfer expressly permitted by the proviso to Section 3(a) of this Agreement.

4.           No Prior Proxies.  The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shareholder’s Shares other than to SPAH are not irrevocable, and that any such proxies or voting rights are hereby irrevocably revoked.

5.           Certain Events.  The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns.  In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of FFC affecting the FFC Common Stock, or the acquisition of additional shares of FFC Common Stock (including pursuant to the exercise or exchange of any FFC Rights) or other voting securities of FFC by any shareholder, the number of shares of FFC Common Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of FFC Common Stock or other voting securities of FFC issued to or acquired by the Shareholder.

6.           Stop Transfer.  FFC agrees with, and covenants to, SPAH that FFC shall not register the transfer of any certificate representing any of the Shareholder’s Shares, including any additional shares of FFC Common Stock acquired by the Shareholder and pursuant to any FFC Rights, unless such transfer is made to SPAH or otherwise in compliance with this Agreement.  The Shareholder agrees that, upon the request of SPAH at any time, the Shareholder will tender to FFC any and all certificates and instruments representing such Shareholder’s Shares and FFC Rights and FFC will prominently inscribe upon such certificates the following legend in substantially the following form:

THE SHARES OF COMMON STOCK OF FRONTIER FINANCIAL CORPORATION.  REPRESENTED BY THIS CERTIFICATE OR HEREAFTER ACQUIRED IN RESPECT OF SUCH SHARES ARE SUBJECT TO A SUPPORT AGREEMENT WITH SP ACQUISITION HOLDINGS, INC. DATED AS OF _________, 2009, AND NONE OF SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE THEREWITH.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF FRONTIER FINANCIAL CORPORATION.

7.           Further Assurances.  The Shareholder shall, upon request of SPAH and at SPAH’s reasonable expense, execute and deliver any additional documents and take such further actions as may reasonably be deemed by SPAH to be necessary or desirable to carry out the provisions hereof and to vest in SPAH the power to vote such Shareholder’s Shares as contemplated by Section 2 of this Agreement and the other irrevocable proxies provided therein.

8.           Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate, except for Section 9 (excluding the proviso appearing at the end of the first sentence of subsection 9(g)), which shall survive for two years.

9.           Miscellaneous.

(a)           Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.  As used herein, the singular shall include the plural and any reference to gender shall include all other genders.  The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.

(b)           All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to SPAH or FFC, to the addresses set forth in Section 11.7 of the Merger Agreement; and (ii) if to the Shareholder, to its address shown below its signature on the last page hereof.

(c)           The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.  A facsimile signature shall constitute an original signature and shall have the same force and effect as an original manual signature for all purposes.

(e)           This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, but shall not modify the Merger Agreement or supersede any other agreement entered into as part of the Merger Agreement or thereafter.

(f)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the applicable conflicts of laws principles thereof.

(g)           This Agreement shall be binding upon and inure to the benefit of SPAH, FFC and the Shareholder, and their respective successors, assigns, heirs and personal and legal representatives; provided Shareholders may not transfer or assign any rights or interests in the Shares, except to SPAH or as expressly permitted by this Agreement.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by FFC or the Shareholder without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement.  Any assignment in violation of the foregoing shall be void.

(h)           The Shareholder agrees that irreparable damage would occur and that SPAH would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  The Shareholder acknowledges and agrees that any breach or threatened breach of this Agreement will result in irreparable damage to SPAH and its subsidiaries and that SPAH and any of its Subsidiaries shall be entitled to exercise all rights and remedies, including one or more temporary restraining orders and/or injunctions and other equitable relief, including specific performance, to prevent breaches or threatened breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of Delaware without the necessity of posting any bond or security (all of which are waived by the Shareholder), and to exercise all other rights and remedies at law or in equity, including, without limitation, the right to damages. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court

(i)           If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(j)           No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Support Agreement as of the day and year first above written.

SP ACQUISITION HOLDINGS, INC.

By:
Name:
Title:

FRONTIER FINANCIAL CORPORATION

By:
Name:
Title:

“Shareholder”

[If Natural Person]

Name:

[If Entity]

By:
Name:
Title:

Number of Shares Beneficially Owned and Capacity of Ownership: